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                                                               EXHIBIT 10.9

                           THE GENUINE PARTS COMPANY
                           TAX-DEFERRED SAVINGS PLAN


                                   ARTICLE 1
                             ESTABLISHMENT OF PLAN

1.01 Background of Plan. Genuine Parts Company hereby establishes, effective as of January 1, 1993, a deferred compensation plan known as The Genuine Parts Company Tax-Deferred Savings Plan. The purpose of the Plan is to help the Company retain employees of outstanding ability.

1.02 Status of Plan. The Plan is intended to be a nonqualified, unfunded plan of deferred compensation under the Internal Revenue Code of 1986, as amended. Also, because the only persons who may participate in this Plan are members of a select group of management or highly compensated employees, this Plan of deferred compensation is not subject to Parts 2, 3 and 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974.

1.03 Establishment of Trust. The Company has established a trust to fund benefits provided under the terms of the Plan ("Trust"). It is intended that the transfer of assets into the Trust will not generate taxable income (for federal income tax purposes) to the Participants until such assets are actually distributed or otherwise made available to the Participants.

                                   ARTICLE 2
                                  DEFINITIONS

         Certain terms of this Plan have defined meanings which are set forth in this Article and which shall govern unless the context in which they are used clearly indicates that some other meaning is intended.

         Account. The bookkeeping account to which compensation is deferred by a Participant shall be recorded and in which income or loss shall be credited in accordance with the Plan.

         Beneficiary. Any person or persons designated by a Participant, in accordance with procedures established by the Committee, to receive benefits hereunder in the event of the Participant's death. If any Participant shall fail to designate a Beneficiary or shall designate a Beneficiary who shall fail to survive the Participant, distribution of benefits will be made in accordance with the payment distribution rules set forth in the Genuine Partnership Plan.
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         Bonus.  A Participant's bonus paid as part of a Company bonus program for executives and other key employees. The term bonus does not include extraordinary payments to a Participant and does not include a Participant's wages or salary unless the Plan Committee designates such payments as a Bonus for purposes of this Plan. Any such designation must be made in advance of the Participant earning such payment.

         Committee. The Plan Committee is the Committee that will administer and interpret the terms of the Plan.

         Company.  Genuine Parts Company and its corporate successors.

         Compensation & Stock Option Committee. The Compensation & Stock Option Committee of the Board of Directors of the Company.

         Effective Date.  January 1, 1993.

         Election Form. A form substantially the same as the form attached to this Plan as Exhibit A.

         Key Employee. Any full-time employee of the Company designated as a Key Employee by the Plan Committee.

         Participant.  Any Key Employee who is participating in this Plan.

         Plan. The Genuine Parts Company Tax-Deferred Savings Plan as set forth in this document together with any subsequent amendments hereto.

         Termination of Service. A Key Employee who has ceased to serve as an employee of the Company for any reason.


                                   ARTICLE 3
                                 PARTICIPATION

3.01     Participation.

         (a) In General. The only persons who may participate in this Plan are Key Employees of the Company who are designated as such by the Plan Committee. Upon becoming eligible to participate, a Key Employee must complete an Election Form. The Key Employee's participation shall commence on the date specified in this Article 3. Even though a Key Employee may be a Participant in this Plan, the Participant shall not be entitled to any benefit hereunder unless such Participant has properly completed an Election Form and deferred the receipt of his or her Bonus pursuant to the Plan.





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         (b)     Completion of Election Form.  A Key Employee may participate in the Plan after delivering a properly completed and signed Election Form to the Committee. The Election Form shall be signed and delivered to the Committee prior to the first day of the calendar year with respect to which the Bonus will be earned. The Key Employee's participation in the Plan will be effective as of the first day of the calendar year which commences after the Committee's receipt of the Key Employee's Election Form.

         (c)     Election After Plan is Approved.  Notwithstanding paragraph
                 (b), any Election Form which is delivered to the Committee within thirty days of the Company's approval of the Plan and prior to the end of the calendar year in which such approval is given shall be valid and shall apply to the Bonus which would ordinarily be paid to the Participant in the following calendar year. However, such bonus deferral shall be limited to the amount or percentage set forth in Section 4.01.

         (d) Voluntary Termination of Election Form. A Participant may terminate his or her Election Form at any time. If a Participant terminates his or her Election Form, however, the Participant may not execute a new Election Form to defer his or her Bonus for the remainder of the calendar year in which the Participant's Election Form is terminated. However, effective as of the first day of the following calendar year or the first day of any subsequent calendar year, the Participant may execute a new Election Form and thereby defer the receipt of any future Bonus attributable to the Participant's employment. Such Election Form shall be effective only for Bonus applicable to the Participant's employment after the first day of the calendar year following the Committee's receipt of the Participant's Election Form.

         (e) Continuation of Election Form. A Participant shall have the right to modify the dollar amount or percentage of his or her Bonus which is deferred under the Plan prior to the commencement of each calendar year. If the Participant fails to execute a new Election Form prior to the commencement of the new calendar year, the Participant's Election Form in effect during the previous calendar year shall continue in effect during the new calendar year.

         (f) Automatic Termination of Election Form. The Participant's Election Form will automatically terminate at (i) the Participant's Termination of Service, (ii) the date the Plan Committee determines that the Participant is no longer a Key Employee under the Plan, (iii) the termination of the Plan, or
                 (iv) when benefits are paid out in accordance with the distribution rules established by the participant in his or her Election Form.





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         (g)     Nothing contained in the Plan shall be deemed to give any Key
                 Employee the right to be retained as an employee of the Company.

                                   ARTICLE 4
                                 PLAN BENEFITS

4.01 Deferred Bonus. A Key Employee may elect to defer any dollar amount or percentage of his or her Bonus in accordance with the terms of the Plan and the Election Form. However, for the Bonuses paid in 1994, a Key Employee may elect to defer a maximum of 50% of the Key Employee's Bonus. For bookkeeping purposes, the amount of the Bonus which the Key Employee elects to defer pursuant to this Plan shall be transferred to and held in individual Accounts.

4.02 Investment. The Committee shall direct the investment of all Accounts. As of the last day of each calendar quarter and on such other dates selected by the Committee, the Committee shall credit each Participant's Account with earnings, losses and changes in fair market value experienced by the investment alternative selected by the Committee.

4.03     Form of Payment.

         (a) Payment Election. Payment of Plan benefits shall commence on the date the Participant selects on the Election Form. Any date selected by the Participant must be at least two calendar years following the date the Bonus would ordinarily be paid. If the participant fails to select a benefit commencement date on the Election Form, the participant's account shall commence to be distributed on the first regular business day of the fourth month following the Participant's Termination of Service. For example, if a Participant has a Termination of Service on January 12, payment of plan benefits would commence on May 1 (the fourth month following January 12).

         (b) Optional Forms of Payment. The amount of the Participant's Account shall be paid to the Participant either in a lump sum or in a number of approximately equal annual installments designated by the Participant on the Election Form. Such annual installments may be for 5 years, 10 years or 15 years. If the Participant fails to designate a payment method in the Election Form, the Participant's Account shall be distributed in a lump sum.

         (c) Multiple Elections. A Participant may elect a different payment commencement date for each Bonus deferred under this Plan. In addition, a Participant may elect a different payment form for each Bonus deferred under this Plan. The Committee shall





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                 establish sub-accounts within a Participant's Account (to the extent necessary) to identify the portion of a Participant's Account that will be distributed as of the dates and in the form the Participant designates in the Election Form. A Participant may not modify or otherwise revoke the benefit commencement date and payment form designated on an Election Form after the Participant delivers such Election Form to the Committee.

         (d) Acceleration of Payment. If a Participant elects an installment distribution and the annual installment payment elected by the Participant would result in an annual payment of less than $5,000, the Committee shall accelerate payment of the Participant's benefits over a lesser number of whole years (but in increments of 5 or 10 years) so that the annual amount paid is at least $5,000. If payment of the Participant's benefits over a 5 year period will not provide annual payments of at least $5,000, the Participant's Account shall be paid in a lump sum.

         (e) Payment to Beneficiary. Upon the Participant's death, all unpaid amounts held in the Participant's Account shall be paid to the Participant's beneficiary in the same benefit payment form the Participant elected on the Election Form and in accordance with the payment distribution rules set forth in this Plan. Such payment will be commence to be paid on the first business day of the fourth month following the Participant's death.

4.04 Financial Hardship. The Committee may, in its sole discretion, accelerate the making of payment to a Participant of an amount reasonably necessary to handle a severe financial hardship of a sudden and unexpected nature due to causes not within the control of the Participant. Such payment may be made even if the Participant has not incurred a Termination of Service. All financial hardship distributions shall be made in a lump sum. Such payments will be made on a first-in, first-out basis so that the oldest Bonus deferred under the Plan shall be deemed distributed first in a financial hardship.

4.05 Payment to Minors and Incapacitated Persons. In the event that any amount is payable to a minor or to any person who, in the judgment of the Committee, is incapable of making proper disposition thereof, such payment shall be made for the benefit of such minor or such person in any of the following ways as the Committee, in its sole discretion, shall determine:

         (a) By payment to the legal representative of such minor or such person;

         (b)     By payment directly to such minor or such person;





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         (c)     By payment in discharge of bills incurred by or for the
                 benefit of such minor or such person. The Committee shall make such payments without the necessary intervention of any guardian or like fiduciary, and without any obligation to require bond or to see to the further application of such payment. Any payment so made shall be in complete discharge of the Plan's obligation to the Participant and his or her Beneficiaries.

4.06 Application for Benefits. The Committee may require a Participant or Beneficiary to complete and file certain forms as a condition precedent to receiving the payment of benefits. The Committee may rely upon all such information given to it, including the Participant's current mailing address. It is the responsibility of all persons interested in receiving a distribution pursuant to the Plan to keep the Committee informed of their current mailing addresses.

4.07 Designation of Beneficiary. Each Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his or her Beneficiary or Beneficiaries to whom the Participant's Account is to be paid if the Participant dies before receipt of all such benefits. Each Beneficiary designation shall be on the form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. Each Beneficiary designation filed with the Committee will cancel all Beneficiary designations previously filed with the Committee. The revocation of a Beneficiary designation, no matter how effected, shall not require the consent of any designated Beneficiary.


                                   ARTICLE 5
                                FUNDING OF PLAN

5.01 The benefits provided by this Plan shall be paid from the general assets of the Company or as otherwise directed by the Company. To the extent that any Participant acquires the right to receive payments under the Plan (from whatever source), such right shall be no greater than that of an unsecured general creditor of the Company. Participants and their Beneficiaries shall not have any preference or security interest in the assets of the Company other than as a general unsecured creditor.





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                                   ARTICLE 6
                           ADMINISTRATION OF THE PLAN

6.01 The Committee shall have complete control of the administration of the Plan with all powers necessary to enable it to properly carry out the provisions of the Plan. In addition to all implied powers and responsibilities necessary to carry out the objectives of the Plan, the Committee shall have the following specific powers and responsibilities:

                 (1) To construe the Plan and to determine all questions arising in the administration, interpretation and operation of the Plan;

                 (2)      To designate participants in the Plan;

                 (3) To determine the benefits of the Plan to which any Participant, Beneficiary or other person may be entitled;

                 (4) To keep records of all acts and determinations of the Committee, and to keep all such records, books of accounts, data and other documents as may be necessary for the proper administration of the Plan;

                 (5) To prepare and distribute to all Participants and Beneficiaries information concerning the Plan and their rights under the Plan;

                 (6) To do all things necessary to operate and administer the Plan in accordance with its provisions.


                                   ARTICLE 7
                           AMENDMENT AND TERMINATION

7.01 The Compensation & Stock Option Committee reserves the right to modify, alter, amend, or terminate the Plan, at any time and from time to time, without notice, to any extent deemed advisable; provided, however, that no such amendment or termination shall (without the written consent of the Participant, if living, and if not, the Participant's Beneficiary) adversely affect any benefit under the Plan which has accrued with respect to the Participant or Beneficiary as of the date of such amendment or termination regardless of whether such benefit is in pay status. Notwithstanding the foregoing, no amendment, modification, alteration, or termination of this Plan may be given effect with respect to any Participant without the consent of such Participant if such amendment, modification, alteration, or termination is adopted during the six-month period prior to a Change of Control or during the two-year period following a Change of Control.





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                                   ARTICLE 8
                               CHANGE IN CONTROL

8.01     Change of Control.

         (a) Notwithstanding any other provisions in this Plan, in the event there is a Change of Control of the Company as defined in subsection (c) of this Section 8.01, any Participant whose employment is terminated on account of such Change of Control may, at the discretion of the Compensation & Stock Option Committee, receive an immediate lump sum payment of the Participant's Account balance. For purposes of this Section 8.01(a), a Participant's employment shall be considered to have "terminated on account of such Change of Control" only if the Participant's employment with the Employer is terminated without cause during the 24 month period following the Change of Control.

         (b) Notwithstanding any other provisions in this Plan, in the event there is a change of control of the Company as defined in subsection (c) of this Section 8.01, any Participant who has commenced receiving installment distributions from the Company may, at the discretion of the Compensation & Stock Option Committee immediately receive a lump sum payment in an amount equal to the unpaid balance of the Participant's Account.

         (c) A Change of Control of the Company shall mean a change of control of a nature that would require to be reported in response to item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). In addition, whether or not required to be reported thereunder, a Change of Control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Section 13(d)(2) of the Exchange Act) is or becomes the beneficial owner (as defined in rule 13(d)-3 of the Exchange Act) directly or indirectly of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company (ii) during any period of two consecutive years or less individuals who at the beginning of such period constituted the board of directors of the Company cease, for any reason, to constitute at least a majority of the board of directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;
                 (iii) the shareholders of the Company approve any merger or consolidation as a result of which the capital stock of the Company shall be changed, converted or exchanged (other than a merger with a





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                 wholly-owned subsidiary of the Company) or any liquidation of the Company or any sales or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the shareholders of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation. Notwithstanding any provisions in this subparagraph (c), in the event the Company and a Participant agree prior to any event which would otherwise constitute a Change of control, that such event shall not constitute a Change of Control, then for purposes of this Plan there shall be no such Change of Control upon that event.


                                   ARTICLE 9
                                 MISCELLANEOUS

9.01 Headings. The headings and sub-headings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

9.02 Spendthrift Clause. None of the benefits, payments, proceeds or distribution under this Plan shall be subject to the claim of any creditor of any Participant or Beneficiary, or to any legal process by any creditor of such Participant or Beneficiary, and none of them shall have any right to alienate, commute, anticipate or assign any of the benefits, payments, proceeds or distributions under this Plan except to the extent expressly provided herein to the contrary.

9.03 Merger. The Plan shall not be automatically terminated by the Company's acquisition by, merger into, or sale of substantially all of its assets to any other organization, but the Plan shall be continued thereafter by such successor organization. All rights to amend, modify, suspend or terminate the Plan shall be transferred to the successor organization, effective as of the date of the combination or sale.

9.04 Release. Any payment to Participant or Beneficiary, or to their legal representatives, in accordance with the provisions of this Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Committee and the Company, any of whom may require such Participant, Beneficiary, or legal representative, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Committee, or the Company, as the case may be.





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9.05     Governing Law.  The Plan shall be governed by the laws of the State of
         Georgia.

9.06 Costs of Collection; Interest. In the event the Participant collects any part or all of the payments due under this Plan by or through a lawyer or lawyers, the Company will pay all costs of collection, including reasonable legal fees incurred by the Participant. In addition, the Company shall pay to the Participant interest on all or any part of the payments that are not paid when due at a rate equal to the Prime Rate as announced by Trust Company Bank or its successors from time to time.

9.07 Successors and Assigns. This Plan shall be binding upon the successors and assigns of the parties hereto.


         IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed and its seal to be hereunto affixed on the date indicated below, but effective as of January 1, 1993.

                                            GENUINE PARTS COMPANY


                                            By: /s/
                                                --------------------------------

                                            Title:
                                                   -----------------------------

                                            Date:
                                                  ------------------------------


[CORPORATE SEAL]

Attest:

- ------------------------------------




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
(LOGO)                                              GENUINE                              TAX-DEFERRED SAVINGS PLAN
                                                    PARTS                                1993 PARTICIPATION AGREEMENT
                                                    COMPANY

                Complete this form before December 31, 1993, and return to Frank Howard in Atlanta.  Please print.

PERSONAL INFORMATION

Name: ____________________________________________________________________________________________________________________________

Home Address: ____________________________________________________________________________________________________________________

City: ____________________________________________   State: __________________________________   ZIP Code: _______________________

Social Security Number: __________________________   Daytime Phone: __________________________   Office Location: ________________

PARTICIPATION CHOICE

I wish to participate in the Genuine Parts Company Tax-Deferred Savings Plan during the 1993 calendar year. I wish to defer a portion of the annual bonus that I earn during 1993 that I would otherwise receive in February, 1994. I understand that I may rescind this participation agreement at any time during 1993, but that I may not change it in any other way.

I wish to defer receiving ________________ percent (a whole percent from 1 to 50) of the annual bonus I earn during 1993.

LENGTH OF DEFERRAL

I wish to defer receiving this amount until (check one):

       / /    ___________________ (this date must be in 1996 or later).

       / /    I retire or otherwise terminate employment.

PAYMENT METHOD

I wish to receive this deferral (check one):

/ / in a lump sum.    / / in installments over 5 years.     / / in installments over 10 years.    / / in installments over 15 years.

BENEFICIARY DESIGNATION

        Upon my death, I understand that my account balance will be payable to my beneficiary in the payment method chosen on this form. I name the following individual(s) (or trust) as my primary beneficiary(ies) and have stated the percentage payable (not to exceed 100% in total). In the event no primary beneficiary survives me to recieve my account balance, I name the following individual(s) (or trust) as my contingent beneficiary(ies) and have stated the percentage payable (not to exceed 100% in total). Use separate page if you name more than two in each category.  I also understand that if no primary or contingent beneficiary survives me that my account balance will be paid to my beneficiary under the Genuine Partnership Plan. I also understand that I may have only one beneficiary designation in effect for my entire benefit form the plan, and that the beneficiary designation on this form revokes all prior beneficiary designations I have made under this plan.

PRIMARY BENEFICIARY

Name: ______________________________________  Relationship to You: ____________________  Social Security Number: _________________

Address: ______________________________________________________________________________  Percentage Payable: _____________________

Name: ______________________________________  Relationship to You: ____________________  Social Security Number: _________________

Address: ______________________________________________________________________________  Percentage Payable: _____________________

CONTINGENT BENEFICIARY

Name: ______________________________________  Relationship to You: ____________________  Social Security Number: _________________

Address: ______________________________________________________________________________  Percentage Payable: _____________________

Name: ______________________________________  Relationship to You: ____________________  Social Security Number: _________________

Address: ______________________________________________________________________________  Percentage Payable: _____________________

SIGNATURE

I have received and reviewed a summary of the plan provisions, and I have a full understanding of the benefits offered under the plan.  I further understand all the terms and conditions of participating in the plan and receiving benefits under the plan. I understand that my own elective deferrals and investment earnings may be forfeited in favor of the Company's creditors in the event of the Company's bankruptcy. I further understand that my contributions to this plan will have an effect on my W-2 cash compensation amount. I also understand it is to my advantage to maximize my contributions to the Genuine Partnership Plan before contributing any amounts to this plan. While I understand that this plan is intended as a mechanism to allow me to defer all or a portion of my annual bonus until I receive my deferred amount(s), I understand that the Company does not guarantee favorable tax consequences, and that I have been advised to consult my own tax advisor about the advisability of my participation in the plan and its tax effects.

Employee Signature: ________________________________________________________________________  Date: ______________________________

TO BE COMPLETED BY THE COMPANY

Effective Date: ___________________________________________  For the Plan Committee: _____________________________________________

                                        Make a copy of your completed form for your records
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